FOR IMMEDIATE RELEASE

PLEXUS’ COO, PAUL EHLERS PASSES AWAY

NEENAH, WI, June 12, 2007 — Plexus Corp. (NASDAQ: PLXS) today announced that Paul Ehlers, age 51, passed away on June 10 after a courageous battle with cancer. Mr. Ehlers, who has been on medical leave since January 2007, served most recently as Executive Vice President and Chief Operating Officer of Plexus.

Dean Foate, Chief Executive Officer of Plexus, commented, “Paul was a tremendous leader and a trusted friend. His passion for life, his competitive nature and his eternal optimism resonated in everything he did. The overwhelming expressions of support over the past few months from customers, suppliers and fellow Plexus associates around the world is a testament to the positive impact that Paul had on the people and businesses that he touched. He will be deeply missed. On behalf of the Plexus family, I want to extend our deepest sympathies to Paul’s family.”

For further information, please contact:
Kristian Talvitie, Vice President – Marketing, Branding and Communications
920-969-6160 or kristian.talvitie@plexus.com

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